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Exhibit 10.2

                                  PATRIOT BANK
                              EMPLOYMENT AGREEMENT

         This AGREEMENT, is made effective February 22, 2001, by and among Patriot Bank (the "Bank"), a state chartered commercial bank, with its principal administration office at High and Hanover Streets, Pottstown, Pennsylvania, and Kevin R. Pyle ("Executive").

         WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement;

         WHEREAS, Executive is willing to serve in the employ of the Bank on a full-time basis for said period;

         WHEREAS, the Bank and Executive are entering into a stock option agreement contemporaneously with the execution of this Agreement ("the Stock Option Agreement") which provides Executive with valuable benefits;

         NOW, THEREFORE, in consideration of the Stock Option Agreement and the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES.
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During the period of his employment hereunder, Executive agrees to serve as
Executive Vice President and Chief Lending Officer. Executive shall render administrative and management services to the Bank such as are customarily performed by persons situated in a similar executive capacity. During said period, Executive also agrees to serve, if elected as an officer of the Holding Company or any subsidiary of the Bank.

2.       TERMS AND DUTIES.

                  (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter ("term"). Commencing on the first anniversary date of this Agreement and continuing on each anniversary thereafter, the disinterested members of the board of directors of the Bank ("Board") may extend the Agreement for an additional year such that the remaining term of the Agreement shall be three (3) years unless the Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 8 of this Agreement. The Board will review the Agreement and Executive's performance annually for the purposes of determining whether to renew the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to the Executive as soon as possible after such review as to whether the Agreement is to be extended; however, if Executive has not received a Notice of Termination from the Board, pursuant to Section 8 hereof, at least thirty
(30) days prior to the end of the annual anniversary date of the Agreement, this Agreement is deemed to be extended for an additional twelve (12) months.

                  (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operations and management of the Bank in participation in community and civic organizations; provided, however, that, during his business time and with approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which in such Board's judgment will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

                  (c) Notwithstanding anything herein to the contrary, Executive's employment with the Bank may be terminated by the Bank or the Executive during the term of this Agreement, subject to the terms and conditions of this Agreement.

3.       COMPENSATION AND REIMBURSEMENT.

                  (a) The Bank shall pay Executive as compensation a salary of One Hundred Fifty-Five Thousand ($155,000) per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any qualified or unqualified plan maintained by the Bank. Such Base Salary shall be payable bi-weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by the Board or by a Committee of the Board, delegated such responsibility by the Board. The Committee or the Board may increase Executive's Base Salary. Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), the Bank shall also provide Executive, at no premium cost to Executive, with all such other benefits as are provided uniformly to permanent full-time employees of the Bank, or provided uniformly to senior executives and key management employees only.

                  (b) The Executive shall be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, employee stock ownership plans, stock options, MRP awards, health and accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive shall be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate. Nothing paid to the
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Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement, nor will it be deemed to be paid in satisfaction of the Base Salary.

                  (c) In addition to the Base Salary provided for by Paragraph
(a) of this Section 3 and other compensation provided for by Paragraph (b) of this Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine. The Executive shall be provided, at his option, with an automobile expense allowance or the use of a recent model automobile which will be owned or leased by the Bank, as may be mutually agreed by the Executive and the Bank. All reasonable expenses associated therewith shall be borne by the Bank. The Bank shall pay or reimburse Executive for all costs associated with memberships at Reading Country Club and Brookside Country Club.

                  (d) In addition to the Base Salary and other compensation and reimbursement set forth in paragraphs (a), (b) and (c) of this Section 3, Executive shall be paid an annual bonus determined by Executive's achievement of specific goals set forth by the Board of Directors tied to financial production and presented to Executive no later than March 31 of such year.

4.       PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

                  (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in the Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank or the Holding Company of Executive's full-time employment hereunder for any reason other than a termination governed by Section 5(a) hereof, or Termination for Cause, as defined in Section 7; (ii) Executive's resignation from the Bank's employ upon any (A) failure to elect or reelect or to appoint or reappoint Executive as Executive Vice President and Chief Lending Officer, unless consented to by the Executive, (B) a material change in Executive's function, duties or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance or scope from the position and attributes thereof described in Section 1 above, unless consented to by Executive, (C) a relocation of Executive's principal place of employment by more than 20 miles from its location at the effective date of this Agreement, unless consented to by the Executive, (D) a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, unless consented to by the Executive, (E) a liquidation or dissolution of the Bank or the Holding Company, (F) breach of this Agreement by the Bank; or (iii) the failure or refusal of the Bank and/or Holding Company to extend this Agreement pursuant to Section 2(a) above. Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E) or (F) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six (6) full months after the event giving rise to said right to elect.

                  (b) Upon an Event of Termination, Executive shall be entitled to the benefits provided in Section 5(c) and (d) below, and such benefits shall not be reduced in the event that Executive obtains other employment following termination of his employment hereunder.

5.       CHANGE IN CONTROL.

                  (a) No benefit shall be payable under this Section 5 unless there shall have been Change of Control of the Bank or Patriot Bank Corp. (the "Holding Company"). For purposes of this Agreement, a "Change of Control" of the Bank or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change of Control of the Bank or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R.
Section 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. Section 225.41(b) with respect to the Holding Company, as in effect on the date hereof; or (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the
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FRB at 12 C.F.R. Section 225.11, as in effect on the date hereof except for the
Holding Company's acquisition of the Bank; or (iv) without limitation such a Change of Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Bank or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though she were a member of the Incumbent Board, (C) a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required regulatory approvals not including the lapse of any statutory waiting periods, (D) a proxy statement shall be distributed soliciting proxies from shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities than subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

                  (b) If a Change of Control has occurred pursuant to Section 5(a) or the Board has determined that a Change of Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement due to: (1) Executive's dismissal, (2) Executive's voluntary resignation following any occurrence, under the control of the Bank's or Holding Company's successor in control, set forth in Section 4(a)(ii)(A) through (F) or 4(a)(iii), unless such termination is because of Executive's Termination for Cause.

                  (c) Upon Executive's entitlement to benefits pursuant to
Section 5(b), the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of: (1) the payments due for the remaining term of the Agreement; or three (3) times Executive's average annual compensation for the five (5) most recent full taxable years that Executive shall have been employed by the Bank or such lesser number of full calendar years in the event that Executive shall have been employed by the Bank for less than five (5) full calendar years. Such average annual compensation shall include Base Salary, commissions, bonuses, contributions on Executive's behalf to any pension plan, profit sharing plan, and/or employee stock ownership plans, severance payments, retirement payments, director or committee fees, automobile expenses, country club expenses, fringe benefits paid or to be paid to the Executive in any such year and payment of any expense items without accountability or business purposes or that do not meet the Internal Revenue Service requirements for deductibility by the Bank. At the election of the Executive, which election is to be made prior to a Change in Control or within 30 days of the event giving rise to the right to receive such payment, such payments shall be made in a lump sum as of the Executive's Date of Termination. In the event that no election is made, payment to the Executive will be made in approximately equal installments on a monthly basis over a period of thirty-six (36) months following the Executive's termination. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

                  (d) Upon the Executive's entitlement to benefits pursuant to
Section 5(b), the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance at no premium cost to the Executive, except to the extent that such coverage may be changed in its application for all Bank employees on a non-discriminatory basis. Such coverage and payments shall cease upon the expiration of thirty-six (36) months following the Date of Termination.

6.       CHANGE OF CONTROL RELATED PROVISIONS.
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Notwithstanding the provisions of Section 5, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under
Section 280G of the Code or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount") the value of which is One Dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by Section 5 shall be determined by Executive.

7.       TERMINATION FOR CAUSE.

                  (a) The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of the resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good-faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Except as provided in Section 7(b) hereof, Executive shall not have the right to receive compensation or other benefits for any period after the Date of Termination. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 8 hereof through the Date of Termination, any stock options and related limited rights granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Bank, the Holding Company or any subsidiary, or affiliate thereof, vest. At the Date of Termination, such stock options and related limited rights and any such unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

                  (b) If, within thirty (30) days after Notice of Termination for Cause is received by Executive, the Executive notifies the Bank that a dispute exists concerning the termination ("Notice of Dispute"), the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a Notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. In the event the Executive pursues resolution of such dispute through arbitration in accordance with the rules of the American Arbitration Association then in effect, the Bank will continue to pay Executive his Base Salary in effect when the Notice of Dispute notice giving rise to the dispute was given until the earlier of: (1) the resolution of the dispute pursuant to arbitration in accordance with this Agreement, or (2) six (6) months from the Date of Termination as specified in the Notice of Termination for Cause.

8.       NOTICE.

                  (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

                  (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

                  (c) If, within the thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination
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shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, in the event the Executive is terminated for reasons other than Termination for Cause, which shall be governed by Section 7 of this Agreement, the Bank will continue to pay Executive his Base Salary in effect when the notice giving rise to the dispute was given until the earlier of: (1) the resolution of the dispute in accordance with this Agreement or (2) the expiration of the remaining term of this Agreement as determined as of the Date of Termination. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

9.       POST-TERMINATION OBLIGATIONS.

All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this section 9 or one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Bank. Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10.      NON DISCLOSURE OF BANK BUSINESS.

                  (a) Upon resignation of Executive (other than Executive's voluntary resignation as defined in Section 5 (b)(2)) or any Event of Termination pursuant to Section 4 of this Agreement, Executive agrees not to compete with the Bank for a period of one (1) year following such resignation or Event of Termination in any county in which the Executive's normal business office is located and the Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such resignation or Event of Termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of this Subsection 10(a), agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive. Executive will not be bound by the provisions of this subsection 10(a) if Patriot fails to provide benefits and payments to which Executive is entitled (if any) under
Section 5.

                  (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principals, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. Further, Executive may disclose information regarding the business activities of the Bank to the OTS and the Federal Deposit Insurance Corporation ("FDIC") pursuant to a formal regulatory request. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any
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person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

11.      SOURCE OF PAYMENTS.

All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank.

12.      EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.      NO ATTACHMENT.

                  (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge pledge, or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

                  (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

14.      MODIFICATION AND WAIVER.

                  (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

                  (b) No terms or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.      LIMITATION ON PAYMENTS.

Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Section 545.121 and any rules and regulations promulgated thereunder.

16.      SEVERABILITY.

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.      HEADINGS FOR REFERENCE ONLY.
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The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.      GOVERNING LAW.

The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, but only to the extent not superseded by federal law.

19.      ARBITRATION.

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

20.      PAYMENT OF COSTS AND LEGAL FEES.

All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.
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21.      INDEMNIFICATION.

The Bank shall provide Executive (including his heirs, executives or administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent under Pennsylvania law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

22.      SUCCESSOR TO THE BANK.

The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such successor assignment had taken place.

                                   SIGNATURES

         IN WITNESS WHEREOF, Patriot Bank has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officers and directors, and Executive has signed this Agreement on the 22 day of February, 2001.


ATTEST:                                  PATRIOT BANK

/s/ Vickie Godshall                      By:  /s/ James B. Elliott
---------------------------------           ------------------------------------
Secretary                                     James B. Elliott


          [SEAL]

WITNESS:

/s/ Jean Rothermel                            /s/ Kevin R. Pyle
---------------------------------           ------------------------------------
                                              Kevin R. Pyle